SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2006

IMPLANT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-25839	04-2837126
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification Number)

107 AUDUBON ROAD #5, WAKEFIELD, MA 01880

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 246-0700

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 1.02.  Termination of a Material Definitive Agreement.

On March 24, 2006, the Company brought suit in the United States District Court in the District of Massachusetts against Rapiscan Systems, Inc. (“Rapiscan”) and its parent, OSI Systems, Inc. (“OSI”).  The Company is requesting rescission of an agreement between the Company and Rapiscan, entered into on March 23, 2005 (the “Agreement”), for lack of performance and other grounds.  In the alternative, the Company is seeking termination of the Agreement due to material breaches of contract and implied covenant of good faith and fair dealing and for damages due to Rapiscan’s breach of contract and the implied covenant of good faith and fair dealing.

On March 27, 2006, the Company received notice that Rapiscan filed a complaint against the Company in the United States District Court for the Central District of California, regarding the Agreement.  Rapiscan’s complaint is based upon claims of breach of contract, breach of warranty and tortuous interference with contractual relations and is requesting a decree for specific performance, declaratory relief and injunctive relief.

 A copy of the Agreement is included as Exhibit 10.1 to the Form 8-K/A filed by the Company with the Securities and Exchange Commission on April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:	/s/ Anthony J. Armini
Anthony J. Armini
President and Chief Executive Officer

Date:  March 30, 2006